This TELECOMMUNICATIONS SERVICES AGREEMENT is effective this
                  28th day of May, 2004 ("Effective Date"), by and between
WilTel            WILTEL COMMUNICATIONS, LLC, located at One Technology Center,
Communications    100 South Cincinnati, 13th Floor, Tulsa, Oklahoma, 74103, a
                  Delaware limited liability company ("WilTel"), and COLORADO
                  SATELLITE BROADCASTING, Inc., located at 7007 Winchester
                  Circle, Boulder, CO 80301, a Colorado corporation
                  ("Customer").

1. SERVICES. Subject to the Customer placing orders and WilTel accepting such orders as contemplated herein, Customer agrees to purchase, and WilTel agrees to provide, the services described in the attached service schedule(s) ("Service Schedule(s)") as indicated in APPENDIX A (check as applicable) (the "WilTel Services"), and Third Party Service described in Section 17 (WilTel Services and Third Party Service, collectively or individually, the "Services"). WilTel Services may consist of any combination of WilTel's voice products and/or data products (each referred to as "Network Services"), video products (referred to as "Vyvx Services"), and/or professional services. All Services shall be provided according to the terms and conditions in this TSA (defined below) and as specified in an accepted order for Services placed by Customer contemporaneously herewith, subsequent hereto or in contemplation hereof ("Service Order(s)"). This Telecommunications Services Agreement ("TSA" or "Agreement") is comprised of the general terms and conditions contained in Sections 1 through 22 herein (the "General Terms") together with any appendices, Service Schedules and Service Orders attached or incorporated by reference, and the foregoing shall be deemed one, integrated agreement and not as separate, severable contracts. The Service Schedules may be attached hereto, separately executed, or added by amendment. All Services are subject to availability and approval of Customer's credit by WilTel at the time of each Service Order.

2. TSA TERM. The TSA (referring not to individual Services, which will each have their own term as described in Section 3 below) shall continue in effect for three (3) years from the Effective Date ("TSA Term"), and shall then automatically renew for successive one (1) year periods ("TSA Renewal Term(s)"), unless either party gives written notice to the other party of non-renewal, such notice to be delivered at least sixty (60) calendar days before the end of the TSA Term or the TSA Renewal Term. Notwithstanding the prior sentence, unless Customer is in Default, any Service being provided at the time of termination of this TSA shall continue upon the terms and conditions of this TSA until the end of the Service Term or any applicable Extension Period for Service as specified in the applicable Service Order or until such Service Order is terminated; provided, however, that Customer may not order any new Service until Customer and WilTel have entered into a new agreement or mutually agreed in writing to extend this TSA.

3. SERVICE TERM. Except as may be provided otherwise in a particular Service Schedule, the term for each Service as described in a Service Order shall be as indicated on the Service Order ("Service Term"). At the end of the Service Term for any Service, such Service shall continue on a month-to-month basis ("Extension Period") unless either party gives written notice to the other that the Service(s) shall be disconnected, such notice to be delivered at least sixty
(60) calendar days before the end of the Service Term, or if during the Extension Period, then upon at least thirty (30) calendar days' prior written notice. Customer's charges for WilTel Service, as set forth in the Service Order, shall continue to apply to Customer's Service throughout any Extension Period, unless modified pursuant to the terms of this TSA. Notwithstanding the foregoing, if Customer disconnects Service and Customer has ordered its own local access service, Customer must provide WilTel written notification of Customer's disconnect with the local access service provider in the form of a disconnection firm order commitment ("DFOC") from the local access service provider.

4. PAYMENT TERMS AND CHARGES. Customer agrees to pay recurring and non-recurring charges for WilTel Services, as set forth in applicable Service Order and/or quote ("Quote") referenced in such Service Order and all charges for Third Party Services, if applicable. WilTel provides and charges for Services in U.S. Dollars, commencing on the date WilTel notifies Customer that the relevant Service is available for use by Customer. Subject to Section 5 below, all amounts stated on each invoice are due and payable within thirty (30) calendar days of the date of the invoice, except with respect to Services related to voice products, which shall be due and payable immediately upon receipt of the invoice ("Due Date"). Customer agrees to accept delivery of invoices electronically via the Internet and agrees to remit payment via Automated Clearinghouse ("ACH") or wire transfer to WilTel Communications, LLC in care of:
Bank of Oklahoma, Tulsa, OK, ABA # 103900036, Account # 010649443 (WilTel Communications, LLC), or such other bank or account as WilTel may in writing direct Customer to remit payment. In the event Customer fails to make full payment of undisputed amounts by the Due Date, Customer shall also pay a late fee in the amount of the lesser of (i) one percent (1%) per month or (ii) the maximum lawful monthly rate under applicable state law, of the unpaid balance which amount shall accrue from the Due Date ("Late Fee"). WilTel may make billing adjustments for WilTel Services for a period of one hundred eighty (180) calendar days after the date a Service is rendered, and for Third Party Services at any time within two (2) months of WilTel's receipt of any invoice from the Third Party Provider (defined in Section 17 below), or any other time frame allowed by contract, law, or government rule or regulation, whichever is later. WilTel will invoice Customer for any billing adjustments and Customer agrees to pay such amounts in accordance with this Section.

5. BILLING DISPUTES. (A) Upon disputing any charges, Customer shall: (i) pay all undisputed charges by the Due Date; (ii) present by the Due Date a written statement of amounts disputed in good faith in reasonable detail with supporting documentation; and, (iii) negotiate in good faith to resolve any bona fide dispute within sixty (60) calendar days from the Due Date. (B) Disputed charges resolved in favor of WilTel, with a Late Fee are due and payable within ten (10) calendar days of WilTel's written notice denying the dispute, which shall be the Due Date for such payment. Disputed charges resolved in favor of Customer will be credited to Customer on the following month's billing cycle and no Late Fee shall apply.

6. RIGHT TO ASSURANCE. If a Customer suffers a material adverse change in its financial condition, WilTel may: (i) request adequate assurance of Customer's performance per applicable law, and/or (ii) decline to accept or process a Service Order.

7. CREDIT DEFAULT. A "Credit Default" shall occur (i) if Customer fails to make full and timely payment for all amounts due (subject to Section 5 herein governing billing disputes) and/or (ii) if Customer fails to comply with a request for assurance (subject to Section 6 herein governing compliance with credit limits) as required under this TSA and such failure remains uncorrected for five (5) calendar days from such date or the Due Date if applicable. In the event of a Credit Default, WilTel may, in addition to its rights available to it at law or in equity: (i) suspend any or all Services to Customer upon written notice; (ii) cease accepting or processing Service Orders; and/or (iii) terminate this TSA upon written notice. If this TSA is terminated because of a Credit Default, all Early Termination Charges (defined in Section 19 below) shall apply.


Page 1 of 4                                                        TSA (2004-2Q)

                  Vyvx and WilTel are registered trademarks of
                       WilTel Communications Group, Inc.
     The WilTel logo is a service mark of WilTel Communications Group, Inc.

8. OTHER DEFAULTS, AUP VIOLATION AND REMEDIES. An "Other Default" shall occur if either party fails to perform or observe any material term or obligation, excluding payment or right of assurance terms, contained in this TSA, and any such failure remains uncorrected for the lesser of thirty (30) calendar days after written notice from the non-defaulting party or such different cure period, if any, as may be set forth below. In the event of an Other Default by Customer, WilTel may, in addition to its rights available to it at law or in equity: (i) suspend any or all Services to Customer; (ii) cease accepting or processing Service Orders; and/or (iii) terminate this TSA. If this TSA is terminated because of an Other Default by Customer, all Early Termination Charges shall apply. In the event of an Other Default by WilTel, Customer's remedies are limited to its proven direct damages and the right to terminate any or all affected Service Orders, unless this TSA provides for exclusive remedies in the applicable Service Schedule, in which case Customer's remedies are exclusively as described therein. If Customer uses the Services for any unlawful purpose or in any unlawful manner, or causes WilTel to violate any applicable law, such action shall be an Other Default and WilTel shall have the right immediately to suspend and/or terminate any or all Services hereunder without notice to Customer. Customer affirms that it has reviewed and assented to the Acceptable Use Policy ("AUP") posted on WilTel's AUP website at www.wiltel.com/customers/r_use_s.html, which is incorporated herein by reference. A violation of the AUP shall be an Other Default. If the violation of the AUP affects WilTel's network, or other parties on WilTel's network, WilTel shall have the right immediately to suspend and/or terminate any or all Services hereunder and/or the TSA without notice to Customer. For any violations of WilTel's AUP that are not affecting either WilTel's network or third parties on WilTel's network, Customer shall, upon three (3) business days notice, have the opportunity to cure such violation prior to suspension or termination. For the purposes of this TSA, a Credit Default and/or an Other Default may each be referred to individually as a "Default."

9. TAXES AND USF CHARGES. (A) If any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision imposes any taxes (excluding taxes based on WilTel's net income or capital or any property taxes), fees, surcharges, or other charges or impositions on WilTel as a result of WilTel's sale of Services to Customer or Customer's use of Services, Customer shall pay any such impositions ("Additional Charges") and indemnify WilTel, subject to the process set forth in Section 10(c) below, from any liability or expense associated with the Additional Charges that is not caused by WilTel's negligence. (B) In addition, if Additional Charges are assessable to support the federal Universal Service Fund ("USF") or any similar local, state, national, international, or foreign fund, WilTel may elect to calculate and charge Customer in accordance with applicable regulations of the government authority having jurisdiction ("USF Charges"), unless Customer is paying such Additional Charges directly or is otherwise exempt (as indicated by Customer in Appendix B). To the extent USF Charges apply to Services, Customer shall also pay WilTel an administrative fee equal to one percent (1%) of the total WilTel charges for such Services, provided WilTel has provided Customer notice of such administrative fee.

10. INDEMNITY. (A) Customer and WilTel will release, defend, indemnify and hold harmless the other from and against any claim by a third party including without limitation, all reasonable costs and expenses, such as reasonable litigation costs and attorneys' fees. ("Claim"), relating to damage to tangible property or bodily injury, or wrongful death, to the extent such Claim arises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with this TSA or the provision of Services hereunder. (B) Customer will release, defend, indemnify and hold harmless WilTel and its officers, directors, employees, contractors and agents from and against any Claim to the extent such Claim (i) is brought by a downstream customer of Customer or an end user and arises out of an alleged defect in or failure of Service, or (ii) arises out of failure by Customer or downstream customers of Customer or end users to obtain approval, consent, or authorization relating to the content transmitted over WilTel's network, including without limitation claims relating to any violation of copyright law, export control laws, or that such transmissions are libelous, slanderous, an invasion of privacy or illegal. (C) Should either party wish to assert a claim for indemnification, such party ("Indemnitee") shall do so by promptly notifying the other party ("Indemnitor") in writing of such claims. The Indemnitor shall assume sole control of the defense of any such claim or action for which indemnification is sought. The Indemnitor shall (i) keep the Indemnitee fully apprised at all times as to the status of the defense, and (ii) obtain the prior written approval of the Indemnitee before entering into any settlement of such Claim imposing any obligations or restrictions on the Indemnitee or ceasing to defend against such claim. Indemnitee shall be entitled to employ counsel at its own expense to observe the handling of the Claim. The Indemnitee shall cooperate reasonably with the Indemnitor and shall provide Indemnitor with the information and authority that is reasonably necessary for Indemnitor to fulfill its indemnification obligation, at the expense of the Indemnitor, in connection with such defense and any compromise or settlement of any such action, suit, proceeding or investigation. The settlement of any such claim or action without the prior written consent of the Indemnitor will release the Indemnitor from any obligation with respect to the settled claim or action. If the Indemnitor fails to defend the Claim, the Indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnitor. The Indemnitor shall promptly reimburse the Indemnitee for all such costs and expenses.

11. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT A PARTY IS REQUIRED TO INDEMNIFY THE OTHER PARTY NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH SUCH PARTY'S PERFORMANCE OF OR FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. THE INDEMNITOR SHALL BE RESPONSIBLE FOR THE FULL COST OF INDEMNIFICATION, REGARDLESS OF WHETHER THE COST IS CHARACTERIZED AS DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR PUNITIVE IN NATURE.

12. WARRANTIES AND DISCLAIMER OF WARRANTY. WILTEL'S WARRANTY WITH RESPECT TO ANY SERVICE, IF ANY, IS SET FORTH ON THE APPLICABLE SERVICE SCHEDULE. WILTEL DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. WILTEL MAKES NO WARRANTY WITH RESPECT TO ANY THIRD PARTY SERVICES.

13. COMPLIANCE WITH LAW. Customer's use of the Services and WilTel's provision of the Services shall be in accordance, and comply, with all applicable laws, regulations, and rules. Customer shall obtain all approvals, consents and authorizations necessary to conduct its business and initiate or conduct any transmissions over any facilities covered by this TSA. WilTel shall obtain all approvals, consents and authorizations necessary to conduct its business and to provide the Services covered by this TSA. Customer and WilTel will release, defend, indemnify and hold harmless the other from and against any Claim arising out of, resulting from or based upon the indemnifying party's violation of any law, rule or regulation.

Page 2 of 4                                                        TSA (2004-2Q)

14. FORCE MAJEURE. Either party may adjust or suspend its performance (other than the obligation to make payment) to the extent performance is beyond its reasonable control for reasons including, without limitation, acts of God, fire, explosion, atmospheric conditions such as rain fade, cable cut caused by a third party, governmental action, national emergencies, war, riot, insurrection, terrorism, vandalism, or labor difficulties such as work stoppages, strikes, or lockouts. If the force majeure event continues for a period of thirty (30) calendar days, then either party may, without incurring liability, except for Customer's liability for any charges of a Third Party Provider, terminate the affected Services or circuits.

15. PROPRIETARY INFORMATION. Except as required by law or stock exchange rule, the terms and conditions of this TSA and all proprietary information exchanged by the parties and all documents referenced herein (including invoices) are confidential and shall not be disclosed without prior written consent of the other party.

16. INTERSTATE SERVICE REPRESENTATION. WilTel and its Affiliates (defined in
Section 21 below) shall not be obligated to make available intrastate Service, e.g., any Service on a circuit which originates/terminates at points both of which are situated within a single state, unless WilTel or its Affiliates specifically offer an intrastate Service, or an information Service as defined in 47 U.S.C. Section 153(20) or unless Customer represents in writing that such Service (other than switched voice services) or circuit shall be used to carry more than ten percent (10%) interstate or foreign telecommunications traffic. Customer hereby represents that more than ten percent (10%) of the transmissions on each circuit shall be interstate transmissions or foreign transmissions as those terms are defined in 47 U.S.C. Sections 153(17) and 153(22). If it is determined at any time that such Service or circuit is subject to regulation by a U.S. State regulatory agency, the Service or circuit may be provided by WilTel or its Affiliates pursuant to applicable state laws, regulations and applicable tariffs, or WilTel and its Affiliates may discontinue provision of the affected Service or circuit.

17. THIRD PARTY SERVICES. In conjunction with WilTel Service, WilTel may, upon Customer's request, arrange for Service to be provided by a third party ("Third Party Service"), such as local access service, interexchange service, or international service. WilTel shall not be obligated to provision any Third Party Service except in connection with a Service Order for WilTel Service. In the event Customer requests that WilTel order Third Party Service, WilTel shall provision and coordinate the installation of such Service and conduct the initial testing of an interconnection between the WilTel Service and Third Party Service. WilTel will not begin billing Customer for such Third Party Service until related WilTel Service is available. Customer may be required to execute a letter of authorization ("LOA"), in a form provided by WilTel, authorizing WilTel to deliver such Third Party Service to Customer's location. When Customer requests international service, WilTel may arrange for the foreign end of the Service or for a portion of the foreign end of the Service to be provided by a third party carrier licensed in the relevant foreign point. In some cases, WilTel may be unable, and Customer may be required, to arrange the foreign end of such Service with a foreign carrier. Although this TSA governs the terms of WilTel's arrangement of Third Party Service, service level parameters and related warranties (if any), surcharges, outage credits, required commitments, termination liability, limitations, and other service-specific terms of the Third Party Service shall be those of the provider of the Third Party Service ("Third Party Provider"). All charges incurred by WilTel for such Third Party Service, including without limitation monthly recurring charges, installation charges, non-recurring charges, and applicable termination/cancellation charges of the Third Party Provider, shall be invoiced to Customer and Customer shall be responsible for payment thereof.

18. CUSTOMER ORDERED LOCAL ACCESS SERVICE. Customer may order its own local access services from a local access provider who has established entrance facilities in a WilTel point of presence upon receipt of a LOA or letter of authorization/carrier facility assignment ("LOA/CFA"). Customer may order its own local access service with a vendor who does not have established entrance facilities within WilTel's point of presence only with WilTel's written permission. Customer's local access provider shall directly bill Customer for such local access service. Customer shall ensure that Customer-ordered local access service is available at the same time as the WilTel Service and shall be obligated to pay for WilTel Service regardless of whether Customer-ordered local access service is available.

19. EARLY TERMINATION. Except as provided in an applicable Service Order and for Services ordered on a month to month basis, which may be terminated on thirty
(30) days prior written notice without the payment by Customer of any additional fees for termination, Customer may disconnect any WilTel Service, after installation by providing written notification to WilTel sixty (60) calendar days in advance of the effective date of the disconnection and paying to WilTel an "Early Termination Charge" in an amount equal to: (i) the recurring charges associated with the Service Term less any recurring charges already paid (ii) any non-recurring charges not yet paid by Customer, (iii) installation charges discounted or waived at the time Service was installed, (iv) any termination liability associated with Third Party Services, and (v) the balance of any minimum commitments by Customer required under this TSA, if applicable. Notwithstanding the foregoing, Vyvx Services that are generally commercially available from WilTel and that utilize existing WilTel assets and are identified as a terminable service on the applicable Service Order ("Terminable Service") may be disconnected if a replacement service is ordered subject to the following conditions. After any Terminable Service has been in effect for a period of at least twelve (12) months, Customer shall have the option to disconnect the Terminable Service and order a new commercially available Service subject to availability as a replacement ("Replacement Service") without incurring a termination liability charge. The Replacement Service must be a Terminable Service and must be for the same or greater term and the same or greater monthly revenue as the Terminable Service being replaced. The Replacement Service may be ordered prior to disconnecting the Terminable Service but in any event must be ordered by Customer prior to sixty (60) days after the date on which Customer provides WilTel with written notice of cancellation. If Customer exercises this replacement option, Customer will be liable for (i) all termination liability charges for any other third party provided facilities that are impacted by the replacement of the Terminable Service; and (ii) all disconnect and installation one-time charges due to WilTel under WilTel's standard disconnect and new installation rates and charges. Exercise of the replacement Service option is restricted to Service on WilTel's own network, and is subject to availability. Customer's exercise of the replacement rights set forth in this Section 19 shall be limited to three (3) instances in any six (6) month period during the Term of this Agreement. If Customer terminates any WilTel Service during an Extension Period as provided in Section 3 above, Customer shall only be responsible for any non-recurring charges not yet paid by Customer together with termination liability associated with Third Party Services. It is the express intent and understanding of the parties that, this TSA and all Service Orders hereunder being one integrated agreement and not separate, severable contracts, Customer's right to early termination of any Service is not a right to "reject", on an individual basis, any Service or any Service Order pursuant to federal bankruptcy laws. In the event Customer orders its own local access service, Customer's written disconnection notice must also include a DFOC from the local access service provider as described in Section 3.


Page 3 of 4                                                       TSA (2004-2Q)

20. PUBLICITY. The parties contemplate and agree that publication of information surrounding this TSA may occur through press releases, articles, interviews, marketing materials, online materials, and/or speeches ("Publicity"). Both parties must approve the content of any such Publicity prior to its publication, which approval shall not be unreasonably withheld. Routine references to the fact that Customer is a customer of WilTel including advising others of Customer's presence in a WilTel POP and the general nature of Services that Customer purchases under this TSA are not considered Publicity for purposes of this section, and Customer and WilTel each authorize the other, during the TSA Term, to make such references unless otherwise specified in a Service Schedule.

21. MISCELLANEOUS. (A) Neither party shall assign or otherwise transfer its rights or obligations under this TSA without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, either party may freely assign this TSA, upon notice to the other party, to (i) an "Affiliate" (defined as an entity that controls, is controlled by or is under common control), or (ii) in the event of a sale of all or substantially all of its assets, to the purchaser of those assets, or (iii) in the event of a merger, acquisition or recapitalization of the assigning party, to the surviving entity (the sale of assets, merger, acquisition or recapitalization to be referred to as a "Change of Control"). For the purposes of this Section, "control" means to have more than a fifty percent (50%) ownership interest. In the event of an assignment by Customer to an Affiliate, the acquiring or surviving entity or assignee (as applicable) must be at least as creditworthy as Customer and no such assignment will release Customer from Customer's obligations herein, including, but not limited to payment, except to the extent that the acquiring or surviving entity or assignee meets its obligations under this TSA. (B) This TSA shall be governed by the laws of the State of New York without regard to choice of law principles. (C) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this TSA. (D) The provisions of this TSA are only for the benefit of the parties hereto, and no third party may seek to enforce or benefit from these provisions. (E) If any term or provision of this TSA shall, to any extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, then (i) both parties shall be relieved of all obligations arising under such provision and this TSA shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent, and (ii) the remainder of this TSA shall be valid and enforceable. (F) The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision. (G) No termination of this TSA shall affect the rights or obligations of either party: (i) with respect to any payment for Services rendered before termination; or (ii) pursuant to other provisions of this TSA that, by their sense and context, are intended to survive termination of this TSA, including without limitation, indemnification, confidentiality and limitation of liability. (H) This TSA, including the General Terms and appurtenant appendices, Service Schedules and Service Orders (including Quotes referenced therein), any applicable tariff and WilTel's AUP Website, comprise all of the terms and conditions of the agreement between the parties relating to the Services and constitute the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services provided hereunder. (I) Customer acknowledges that the provisioning of interstate telecommunications services by WilTel to Customer is contingent upon Customer's submission to WilTel of the representation in the form set forth in APPENDIX B to this TSA; either that Customer has properly registered with the Federal Communications Commission ("FCC"), pursuant to 47 CFR 64.1195 (and WilTel's confirmation of the same), or that Customer is not a telecommunications carrier subject to the FCC's registration requirements. (J) Without in any way diminishing the nature of these General Terms, appurtenant appendices, Service Schedules and Service Orders as one, integrated, non-severable agreement, in the event of any inconsistency between or among a Service Order or Quote referenced therein, a Service Schedule, the General Terms, WilTel's AUP website, and/or any applicable tariff, the following order of precedence shall prevail (from highest priority to lowest): the applicable tariff, if any, specific pricing contained in a Service Order or Quote referenced therein, the provisions contained in the applicable Service Schedule, the General Terms, WilTel's AUP website, the applicable Service Order (except pricing). (K) In the event of a Default, the prevailing party shall have the right to recover its reasonable expenses (including attorney and collection agency fees) incurred in the enforcement of its rights under the TSA. (L) This TSA may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same TSA. (M) Facsimile signatures to this TSA shall be deemed to be binding upon the parties.

22. AUTHORIZED REPRESENTATIVES. The individuals named below who are executing this TSA on behalf of the parties are duly authorized to make the representations contained herein.

------------------------------------------ -------------------------------------
COLORADO SATELLITE BROADCASTING, INC.:     WILTEL COMMUNICATIONS, LLC:
------------------------------------------ -------------------------------------
By:   /s/ Ken Boenish                      By:  /s/ Derek Smith
------------------------------------------ -------------------------------------
Printed Name: Ken Boenish                  Printed Name:   Derek Smith
------------------------------------------ -------------------------------------
Title:   President                         Title:   Vice President
------------------------------------------ -------------------------------------
Date:    8/9/04                            Date of Signature:  8/9/04
------------------------------------------ -------------------------------------

Page 4 of 4                                                        TSA (2004-2Q)